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                                                                 EXHIBIT 10.1(c)


                              EMPLOYMENT AGREEMENT


         This AGREEMENT, dated as of _______________, 1998, by and between CLINTRIALS RESEARCH INC., a Delaware corporation (the "COMPANY"), and ______________________ (hereinafter called the "EXECUTIVE").

         WHEREAS, the Company desires to employ the Executive and the Executive is willing to serve as an employee of the Company, subject to the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the parties hereto agree as follows:

SECTION 1.        EMPLOYMENT.

         During the Term of Employment, as defined in Section 3 hereof, the Company shall employ the Executive, and the Executive shall perform services for the Company, as the _______________________________ of the Company on the terms and conditions set forth in this Agreement.

SECTION 2.        DUTIES.

         During the Term of Employment, the Executive shall _______________ [DESCRIPTION OF DUTIES].

         The Executive shall devote his full business time, attention and efforts to the performance of services for the Company, its affiliates and subsidiaries; provided, however, that nothing in this Agreement shall preclude the Executive from engaging in charitable and community affairs, managing his personal investments, serving as a member of boards of directors of other business companies as the Board may from time to time agree, to the extent that such activities do not inhibit or impair the performance of the Executive's duties under this Agreement, or conflict or compete (as provided in Section 10 hereof) with the business of the Company, its subsidiaries and affiliates.

SECTION 3.        TERM OF EMPLOYMENT.

         The Term of Employment of this Agreement shall be the period of one year commencing on _________________, 1998 (the "EFFECTIVE DATE"); provided, that commencing on the first anniversary of the Effective Date and on each subsequent anniversary, the Term of this Agreement shall automatically be extended for an additional year, unless, no later than ninety (90) days before each such anniversary, either party provides notice to the other party of an intention not to extend, and provided further, that this Agreement may be sooner terminated pursuant to Section 7 hereof.



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SECTION 4.        CASH COMPENSATION.

                  (a) BASE SALARY. The Executive shall receive, as compensation for his duties and obligations to the Company, a salary at the annual rate of $_____________. Executive's annual salary shall be payable in substantially equal installments in accordance with the Company's payroll practice. The Board shall review the annual salary annually and in light of such review may, in its discretion, increase such base annual salary taking into account any change in Executive's then responsibilities, performance by the Executive, and other pertinent factors. (Such base annual salary as it may be increased from time to time is referred to as the "BASE SALARY".)

                  (b) ANNUAL BONUS. The Executive shall be eligible for an annual bonus for each fiscal year of the Company during the Term of Employment in the discretion of the Board.

                  (c) COMPANY STOCK OPTION. Upon execution of this Agreement, the Company shall grant to Executive a non-qualified stock option (the "Company Stock Option") to acquire _______ shares of the common shares of beneficial interest of the Company), pursuant to the Company's 1989 Stock Option Plan at an exercise price of $_______ per share. The Company Stock Option shall become exercisable in four equal annual installments commencing on ______________, 199__. If the Company should terminate the Executive's employment for any reason (including the expiration of the Term of Employment by notice given pursuant to Section 3 hereof), other than for Cause (as such term is defined in Section 7 hereof), or in the event the Executive terminates his employment for Good Reason (as such term is defined in Section 7 hereof), then (i) 50% of the number of shares under the Company Stock Option which are not then exercisable shall become exercisable and (ii) all shares under the Company Stock Option which are exercisable (including pursuant to clause (i) of this sentence) shall remain exercisable for at least twelve months following such termination.

SECTION 5.        OTHER BENEFIT AND COMPENSATION PROGRAMS AND PLANS.

                  (a) EMPLOYEE BENEFIT PROGRAMS. During the Term of Employment, the Executive shall be entitled to participate in all employee benefit programs of the Company in effect from time to time for senior executive officers, including without limitation, pension and other retirement plans, profit sharing plans, group life insurance, hospitalization, medical and dental coverage and long-term disability insurance.

                  (b) EXECUTIVE COMPENSATION PLANS. In addition to the compensation and the Company Stock Option provided for in Section 4 hereof and the employee benefit programs provided for in paragraph (a) of this Section, the Executive, subject to meeting the eligibility provisions thereunder, shall be entitled to participate in the Company's executive compensation plans, as presently in effect or as they may be modified or added to by the Company from time to time, including, without limitation, long-term incentive plans, deferred compensation plans, supplemental retirement plans and stock option and other stock based plans.


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                  (c) VACATIONS AND SICK LEAVE. The Executive shall be entitled to vacation and sick leave each year, in accordance with the Company's policies in effect from time to time, provided, however, that the Executive shall be entitled to a minimum of 4 weeks vacation per year.

                  (d) EXPENSES. The Executive is authorized to incur reasonable expense in carrying out his duties and responsibilities under this Agreement, including expenses for travel and similar items related to such duties and responsibilities, in accordance with the Company's established policies. The Company will reimburse Executive for all such expenses upon presentation by Executive from time to time of an appropriate itemized account of such expenditures.

                  (e) RELOCATION EXPENDITURES. Company shall reimburse Executive in amounts which, after provision for the net amount of all income taxes payable by Executive with respect to the receipt of such amounts (taking into account any moving expense or other deductions available to Executive), shall be equal to all reasonable expenses of moving Executive and Executive's family and their personal effects from Kalamazoo, Michigan to the Nashville, Tennessee area, including, without limitation, (i) reasonable travel expenses and (ii) up to four months of reasonable temporary living expenses.

                  (f) PURCHASE AND SALE OF RESIDENCES. Company shall, at the request of Executive, make a bridge loan to Executive in connection with Executive's purchase of a residence in the Nashville, Tennessee area, in an amount requested by Executive, but in no event more than $500,000. The loan shall be secured by a second mortgage on such residence, shall bear interest at the lowest rate necessary to avoid imputed interest as a "below-market loan" within the meaning of Section 7872 of the Internal Revenue Code, and shall provide for repayment of the principal thereof to be made on the earlier of two years from the date of such loan or the sale by the Executive of his residence in Kalamazoo, Michigan.

SECTION 6.        DIRECTORS' AND OFFICERS' LIABILITY.

         The Company shall indemnify Executive and provide Executive with directors' and officers' liability coverage and shall maintain the indemnification and directors' and officers' liability insurance coverage, in each case, at levels of coverage and protection no less favorable than that provided by the Company for any director or officer of the Company, as applicable. The directors' and officers' coverage and indemnification provided herein shall continue, as to Executive, throughout the period of any applicable statute of limitations subject, with respect to insurance coverage, to availability of such insurance at commercially reasonable rates.

SECTION 7.        TERMINATION.

                  (a) TERMINATION FOR CAUSE. In order to terminate the employment of Executive for Cause, the Company must deliver to Executive a Notice of Termination given within ninety (90) days after the Board both (i) has actual knowledge of conduct or an event allegedly constituting Cause, and (ii) has reason to believe that such conduct or event could be grounds for Cause. For purposes of this Agreement a "Notice of Termination"

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shall mean a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the membership of the Board, excluding Executive, at a meeting called for the purpose of determining that Executive has engaged in conduct which constitutes Cause (and at which Executive had a reasonable opportunity, in consultation with his counsel, to be heard before the Board prior to such vote).

                  For purposes of this Agreement "Cause" shall mean (A) the Executive is convicted of, or has plead guilty or nolo contendere to, a felony;
(B) the willful and continued failure by the Executive to perform substantially his duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness) after a demand for substantial performance is delivered to the Executive by the Company which specifically identifies the manner in which the Company believes the Executive has not substantially performed his duties; (C) the Executive engages in conduct that constitutes neglect or willful misconduct in carrying out his duties under this Agreement involving material economic harm to the Company or any of its subsidiaries; (D) material breach of this Agreement by the Executive; or (E) the Executive's breach of fiduciary duty to the Company. The Executive shall have ten (10) days following receipt of the Notice of Termination to cure his conduct, to the extent such cure is possible.

                  In the event of termination of the Executive's employment by the Company for Cause, the Executive shall only be entitled to:

                  (w) any accrued but unpaid salary through his date of termination;

                  (x)      any earned but unpaid bonus from a prior fiscal year;

                  (y) reimbursement of reasonable business expenses incurred prior to the date of termination; and

                  (z) other or additional benefits, if any, in accordance with the applicable employee benefit programs of the Company referred to in Section 5(a).

                  (b) DEATH, RETIREMENT OR DISABILITY. In the event of the death, Retirement or Disability of the Executive, the Executive's employment shall be terminated as of the date of such death, Retirement or Disability and the Executive, or the Executive's estate or legal representative, as appropriate, shall be entitled to the amounts referred to in paragraph (a) of this Section, together with any applicable amounts under the Company's executive compensation plans referred to in Section 5(b).

                  For purposes of this Agreement:

                           (i) "Disability" shall mean "total and permanent
                  disability", as defined in the Company's long-term disability plan for senior executives (or such other Company-provided long-term disability benefit plan sponsored by the Company in which Executive participates at the time the determination of Disability is made) (the "Disability Plan"); provided, however, that no termination of the employment of Executive for Disability shall become


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                  effective (x) prior to the expiration of six (6) months after the date the Executive first incurs the condition giving rise to the Disability or (y) while the Executive is substantially performing the regular duties associated with his employment hereunder.

                           (ii) "Retirement" shall mean a voluntary decision by
                  the Executive to retire at any time after attaining age 60.

                  (c) TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. If the Company should terminate the Executive's employment for any reason (including the expiration of the Term of Employment by notice given pursuant to Section 3 hereof), other than for Cause, or in the event the Executive terminates employment for Good Reason, the Company shall pay the Executive, in a lump sum within ten (10) days following his termination of employment, an amount equal to the sum of (i) the Executive's highest Base Salary during the 12-month period prior to his termination of employment and (ii) the average of the annual bonus payable to the Executive for each of the two fiscal years of the Company during the Term of Employment preceding the fiscal year in which his termination of employment occurs. The Executive shall also be entitled to:

                  (A)  the amounts referred to in paragraph (a) of this Section;

                  (B) any applicable amounts under the Company's executive compensation plans referred to in Section 5(b);

                  (C) continued participation in the medical, dental, hospitalization and group life insurance coverage in which he was participating on the date of the termination of his employment until the earlier of:

                           (x) the end of the 12-month period following his
                  termination of employment; and

                           (y) the date, or dates, he receives equivalent
                  coverage and benefits under the plans and programs of a subsequent employer (such coverage and benefits to be determined on a coverage-by-coverage, or benefit-by-benefit, basis);

provided, however, nothing herein shall be deemed to limit any amounts or benefits to which the Executive is otherwise entitled under the terms of any benefit plans of the Company as in effect from time to time; and

                  (D) reimbursement for outplacement counseling in accordance with the Company's established policies.

In addition, if the termination of employment referred to in the first sentence of this paragraph (c) occurs during the first twelve (12) months of the Term of Employment, the Company shall pay the Executive, in a lump sum within ten (10) days following his termination of employment, an amount equal to the Executive's highest Base Salary during

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the Term of Employment.

                  Executive must, within ninety (90) days after the Executive has actual knowledge of the occurrence of an event or circumstances which would give him reason to believe constitutes Good Reason, give thirty (30) days prior written notice of his intent to terminate employment for Good Reason which notice sets forth the event or circumstances believed to constitute Good Reason. Upon receipt of such notice, the Company shall have ten (10) days to cure its conduct, to the extent such cure is possible.

                  For purposes of this Agreement, "Good Reason" shall mean any of the following (without Executive's express written consent):

                           (i) a reduction in the amount of the Executive's then
                  current Base Salary (other than as part of a reduction affecting all of the 5 most senior management employees of the Company and its subsidiaries);

                           (ii) the removal of or failure to elect or reelect
                  the Executive as President or Chief Executive Officer of the Company, the failure of the Board to nominate the Executive for a position as a member of the Board or the removal by the Board of the Executive as a member of the Board (other than for cause);

                           (iii) a material diminution in the Executive's duties
                  or responsibilities or the assignment to the Executive of duties or responsibilities which are materially inconsistent with his then current duties and responsibilities;

                           (iv) any material breach by the Company of any provision of this Agreement; and

                           (v) requiring Executive to be based at any office or
                  location more than twenty-five (25) miles from Nashville, Tennessee, except for travel reasonably required in the performance of Executive responsibilities and consistent with past practices.

                  (d) TERMINATION WITHOUT GOOD REASON. In the event of a termination of employment by the Executive without Good Reason (other than a termination due to death, Retirement or Disability), the Executive shall have the same entitlements as provided in paragraph (a) of this Section for termination for Cause.

SECTION 8.        CHANGE OF CONTROL.

                  (a) If the Executive resigns from employment for any reason, other than Retirement or Disability, during the 90-day period following a Change of Control, such resignation shall be deemed to be a termination by the Executive for Good Reason for purposes of Section 7.

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                  (b) In the event of the termination of employment of the
Executive by the Company without Cause or by the Executive for Good Reason following a Change of Control, if the Executive is required, pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), to pay (through withholding or otherwise) an excise tax on "excess parachute payments" (as defined in Section 280G of the Code), the Company shall pay the Executive the amount necessary to place the Executive in the same after-tax financial position that he would have been in if he had not incurred any excise tax liability under Section 4999 of the Code.

                  (c) For purposes of this Agreement, "Change of Control" shall mean (i) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act")) of greater than 50% of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities") by any individual, entity or group (within the meaning of
Section 13(d)(3) of the Exchange Act and the rules and regulations thereunder), other than by the Company, an employee benefit plan (or related trust) sponsored or maintained by the Company; (ii) a sale of all or substantially all of the assets of the Company; (iii) a sale or other transfer of assets of the Company, in one or a series of transactions, representing more than 50% of the total fair market value of the Company's assets immediately prior to the transaction (or the first transaction, if there are a series of transactions); (iv) any merger, consolidation, reorganization, recapitalization or other corporate transaction with respect to the Company, unless the holders of the Voting Securities immediately prior to such transaction own more than 50% of the voting securities of the entity resulting from such transaction or the entity which controls such resulting entity (in substantially the same percentages as they held prior to such transaction); or (v) the date, following the expiration of any period of twelve consecutive months that individuals, who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office.

SECTION 9.        MITIGATION.

                  The Executive shall not be required to mitigate the amount of any payments or benefits provided for in Section 7(c) hereof by seeking other employment or otherwise and no amounts earned by the Executive shall be used to reduce or offset the amounts payable hereunder, except as otherwise provided in
Section 7(c).

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SECTION 10.       AGREEMENT NOT TO COMPETE.

                  (a) The Executive hereby covenants and agrees that at no time during the period of his employment nor for a period of one year following the termination thereof for any reason will he for himself or on behalf of any other person, partnership, company or corporation, directly or indirectly, acquire any financial or beneficial interest in (except as provided in the next sentence), provide consulting services to, be employed by, or own, manage, operate or control any business which is in competition with a business engaged in by the Company or any of its subsidiaries or affiliates in any state of the United States or in any foreign country in which any of them are engaged in business at the time of such termination of employment for as long as they carry on a business therein. Notwithstanding the preceding sentence, the Executive shall not be prohibited from owning less than five (5%) percent of any publicly traded corporation, whether or not such corporation is in competition with the Company.

                  (b) The Executive hereby covenants and agrees that, at all times during the period of his employment and for a period of one year immediately following the termination thereof for any reason, the Executive shall not employ or seek to employ any person employed at that time by the Company or any of its subsidiaries, or otherwise encourage or entice such person or entity to leave such employment.

                  (c) It is the intention of the parties hereto that the restrictions contained in this Section be enforceable to the fullest extent permitted by applicable law. Therefore, to the extent any court of competent jurisdiction shall determine that any portion of the foregoing restrictions is excessive, such provision shall not be entirely void, but rather shall be limited or revised only to the extent necessary to make it enforceable. Specifically, if any court of competent jurisdiction should hold that any portion of the foregoing description is overly broad as to one or more states of the United States or one or more foreign jurisdictions, then that state or states or foreign jurisdiction or jurisdictions shall be eliminated from the territory to which the restrictions of paragraph (a) of this Section applies and the restrictions shall remain applicable in all other states of the United States and foreign jurisdictions.

SECTION 11.       CONFIDENTIAL INFORMATION.

         The Executive agrees to keep secret and retain in the strictest confidence all confidential matters which relate to the Company, its subsidiaries and affiliates, including, without limitation, customer lists, client lists, trade secrets, pricing policies and other business affairs of the Company, its subsidiaries and affiliates learned by him from the Company or any such subsidiary or affiliate or otherwise before or after the date of this Agreement, and not to disclose any such confidential matter to anyone outside the Company or any of its subsidiaries or affiliates, whether during or after his period of service with the Company, except (i) as such disclosure may be required or appropriate in connection with his work as an employee of the Company or (ii) when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him to divulge, disclose or make accessible such


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information. The Executive agrees to give the Company advance written notice of any disclosure pursuant to clause (ii) of the preceding sentence and to cooperate with any efforts by the Company to limit the extent of such disclosure. Upon request by the Company, the Executive agrees to deliver promptly to the Company upon termination of his services for the Company, or at any time thereafter as the Company may request, all Company, subsidiary or affiliate memoranda, notes, records, reports, manuals, drawings, designs, computer files in any media and other documents (and all copies thereof) relating to the Company's or any subsidiary's or affiliate's business and all property of the Company or any subsidiary or affiliate associated therewith, which he may then possess or have under his direct control, other than personal notes, diaries, rolodexes and correspondence.

SECTION 12.       REMEDY.

         Should the Executive engage in or perform, either directly or indirectly, any of the acts prohibited by Sections 10 or 11 hereof, it is agreed that the Company shall be entitled to full injunctive relief, to be issued by any competent court of equity, enjoining and restraining the Executive and each and every other person, firm, organization, association, or corporation concerned therein, from the continuance of such violative acts. The foregoing remedy available to the Company shall not be deemed to limit or prevent the exercise by the Company of any or all further rights and remedies which may be available to the Company hereunder or at law or in equity.

SECTION 13.       SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Executive and the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Executive (except by will or by operation of the laws of intestate succession) or by the Company except that the Company shall be required to assign this Agreement to any successor (whether by purchase or otherwise) to all or substantially all of the assets or businesses of the Company, unless otherwise requested by the Executive.

SECTION 14.       REPRESENTATIONS.

         The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any material agreement to which it is a party or by which it is bound. The Executive represents that he is not a party or bound by any agreement that would be violated by the performance of his obligations under this Agreement.


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SECTION 15.       GOVERNING LAW.

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without reference to rules relating to conflicts of law.

SECTION 16.       ENTIRE AGREEMENT.

         This Agreement constitutes the full and complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements as to employment of the Executive by the Company. This Agreement cannot be amended, changed, modified or terminated without the written consent of the parties hereto.

SECTION 17.       WAIVER OF BREACH.

         The waiver by either party of a breach of any term of this Agreement shall not operate nor be construed as a waiver of any subsequent breach thereof. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

SECTION 18.       SURVIVORSHIP.

         The respective rights and obligations of the parties hereunder shall survive any termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

SECTION 19.       NOTICES.

         Any notice, report, request or other communication given under this Agreement shall be written and shall be effective upon delivery personally or when sent by certified or registered mail, postage prepaid, return receipt requested.

         Unless otherwise notified by any of the parties, notices shall be sent to the parties as follows:

                  TO THE COMPANY:

                           ClinTrials Research Inc.
                           20 Burton Hills Road
                           Suite 500
                           Nashville, Tennessee  37215


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                  WITH A COPY TO:

                     Mark Manner
                     Harwell Howard Hyne Gabbert & Manner, P.C.
                     1800 First American Center
                     Nashville, Tennessee  37238

                  TO THE EXECUTIVE:


                     ---------------------------

                     ---------------------------

                     ---------------------------

                     ---------------------------



                  WITH A COPY TO:

                     ---------------------------

                     ---------------------------

                     ---------------------------

                     ---------------------------

SECTION 20.       ARBITRATION.

         Any dispute among the parties hereto shall be settled by final and binding arbitration in Nashville, Tennessee, in accordance with the then effective rules of the American Arbitration Association, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

SECTION 21.       SEVERABILITY.

         If any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 22.       HEADINGS.

         The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

SECTION 23.       COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   CLINTRIALS RESEARCH INC.


                                   By:
                                      -----------------------------------

                                   Title:
                                         --------------------------------


                                   EXECUTIVE:


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